                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Tokheim Corporation of our report dated July 6, 1998, relating to the financial statements of Retail Petroleum Systems, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers

Paris, France
September 16, 1999